AMENDMENT

TO

BOARD MEMBER LETTER OF AGREEMENT

This **AMENDMENT** (the "**Amendment**"), dated as of January 6, 2023 (the "**Amendment Effective Date**") is entered into by and between Allen Weiss ("**Weiss**") and EzFill Holdings, Inc. ("**EzFill**") to amend the Board Member Letter of Agreement executed between the parties on August 12, 2020 (the "**Agreement**").

WHEREAS, the Parties would like to make certain changes to Weiss's compensation as a Board Member of EzFill.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1. **SECTION 5 'COMPENSATION' shall be amended to read as follows**: Your compensation as chairman will be an annual stock fee of $230,000 paid in the form of the Company's restricted common stock. You will also be entitled to additional compensation for your service on board committee(s) according to the Company's board compensation structure which may be amended from time to time.

2. **NO OTHER CHANGES**.
Other than the change to Exhibit A all other terms and conditions of the Agreement shall remain in full force and effect. All capitalized terms used herein shall have the same meaning as set forth in the Agreement.

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have executed this Amendment to be effective as of the Amendment Effective Date.

EZFILL HOLDINGS

By: Michael McConnell (Jan 6, 2023 18:06 EST)

Print Name: Michael McConnell

Title: CEO

ALLEN WEISS

By: Allen Weiss
Allen Weiss (Jan 6, 2023 16:11 MST)